Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of

Calvert Social Investment Fund:

We consent to the use of our report dated November 22, 2004, with respect to the financial statements of the Equity Portfolio (the "Fund"), one of a series of the Calvert Social Investment

Fund, as of September 30, 2004, incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Public Accounting Firm and Custodians" in the

Statement of Additional Information in the Registration Statement on Form N-14.

Philadelphia, Pennsylvania

December 13, 2004